Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 19, 1997, included in or made a part of this ProMedCo Management Company Form 8-K/Amended filing.




                                   ARTHUR ANDERSEN LLP


December 22, 1997
  Fort Worth, Texas